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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



      Date of Report (Date of Earliest Event Reported)   January 22, 2001
                                                         ----------------




                          Sierra Pacific Power Company
                          ----------------------------
             (Exact name of registrant as specified in its charter)

               NEVADA                    0-508               88-0044418
   -------------------------------    ------------       -------------------
   (State or other jurisdiction of    (Commission         (I.R.S. Employer
   incorporation or organization)     File Number)       Identification No.)



 P.O. Box 10100 (6100 Neil Road), Reno, Nevada                 89520-0400
 ---------------------------------------------             -----------------
   (Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code:    (775) 834-4011
                                                       --------------



                                     None
--------------------------------------------------------------------------------
             (Former name, former address and former fiscal year,
                         if changed since last report)
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Item  5.  Other Events
----------------------

     In their Forms 10-Q for the quarterly period ended September 30, 2000, Sierra Pacific Resources, Nevada Power Company, and Sierra Pacific Power Company reported subsequent events related to agreements to sell various power stations which were subject to approval and review by regulatory agencies. The sales are currently scheduled to close in June 2001. On January 18, 2001 the legislature of the State of California passed a law which would "prohibit a facility for the generation of electricity owned by a public utility from being disposed of prior to January 1, 2006". Sierra Pacific Power Company serves approximately 40,000 California customers in the Lake Tahoe area and is a "public utility" under the statute. Nevada Power Company is a part owner of the Mohave power station, which is majority, owned and operated by Southern California Edison, a California Utility. The companies are evaluating the effect of this legislation on the proposed sale by Sierra Pacific Power Company and Nevada Power Company of their power stations.

Item 7. Financial Statements and Exhibits
-----------------------------------------


        (a)  Financial Statements of Businesses Acquired.
             -------------------------------------------

             Not required

        (b)  Pro forma financial information.
             -------------------------------

             Not required

        (c)  Exhibits.
             --------

             None
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                                   Signature


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                              Sierra Pacific Power Company

Date:  January 22, 2001                       By: /s/ Mark A. Ruelle
       ----------------                           ------------------
                                                      Mark A. Ruelle
                                                   Senior Vice President
                                           Chief Financial Officer and Treasurer